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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated June 1, 1998, with respect to the financial statements of Managed Prescription Network, Inc. included in Express Scripts, Inc.'s Current Report on Form 8-K/A dated June 12, 1998, and incorporated by reference in this Registration Statement on Form S-3 and related Prospectus of Express Scripts, Inc.


/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

June 10, 1999